GMAC RFC (GRAPHIC OMITTED)

MLNUSA (GRAPHIC OMITTED)

Computational Materials

Part I of II

$380,000,000 (Approximate)

RASC Series 2005-EMX5 Trust

Issuer

Mortgage Lenders Network USA, Inc.

Originator

Residential Asset Securities Corporation

Depositor (SEC File No. 333-122688)

Residential Funding Corporation

Master Servicer

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-EMX5

December 5, 2005

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about December 7, 2005
	Settlement Date:	On or about December 16, 2005
	First Payment Date:	January 25, 2006

Structure:	Fixed and ARMs:	$400,000,000 FGIC Wrap
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting the Residential Funding Securities Corporation trading desk at (301) 664-6900.

NO CONTRACT OF SALE FOR THE CERTIFICATES, WRITTEN, ORAL OR OTHERWISE, WILL BE EFFECTIVE BETWEEN RFSC AND POTENTIAL PURCHASERS UNTIL A FREE WRITING PROSPECTUS OR PRELIMINARY PROSPECTUS SUPPLEMENT IS DELIVERED BY THE UNDERWRITER TO SUCH POTENTIAL PURCHASERS AND THE POTENTIAL PURCHASER AND THE UNDERWRITER ENTER INTO A CONTRACT AFTER THE DELIVER OF SUCH FREE WRITING PROSPECTUS OR PRELIMINARY PROSPECTUS SUPPLEMENT.

This communication does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this communication is preliminary and is subject to completion or change.

The information in this communication supersedes information contained in any prior similar communication relating to these securities.

This communication is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

RASC Series 2005-EMX5

$380,000,000 (Approximate)

Characteristics of the Certificates

Preliminary Offered Certificates
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Final Scheduled Distribution Date	Expected rating (Moody's / S&P)
A-1 (3)	$151,768,000	Floating	SEQ	1.00 / 1.00	1 - 21 / 1 - 21	Dec-2024	Aaa/AAA
A-2 (3) (4)	179,685,000	Floating	SEQ	3.00 / 3.00	21 - 65 / 21 - 65	Apr-2034	Aaa/AAA
A-3 (3) (4)	48,547,000	Floating	SEQ	6.09 / 7.85	65 - 74 / 65 - 173	Dec-2035	Aaa/AAA
Total	$380,000,000

 Notes:

  Class sizes subject to a 10% variance.
  Pricing Speed Assumption:

  Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
  ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30%

  CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

  The pass-through rate on the Offered Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
  If the 10% optional call is not exercised, the margin on the Class A-3 Certificates will double beginning on the second Distribution Date after the first possible optional call date.

Issuer: RASC Series 2005-EMX5 Trust.

Certificates: The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Offered Certificates") are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans"). The Offered Certificates will be offered pursuant to the Prospectus Supplement described below.

Underwriter: Residential Funding Securities Corporation.

Yield Maintenance

Agreement Provider: Deutsche Bank AG

Depositor: Residential Asset Securities Corporation ("RASC"), an affiliate of Residential Funding Corporation

Trustee: U.S. Bank National Association

Master Servicer: Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of Residential Capital Corporation.

Subservicer: Primary servicing for all of the mortgage loans will be provided by Mortgage Lenders Network USA, Inc., see Origination and Servicing below.

Certificate Issuer: Financial Guaranty Insurance Company ("FGIC")

Cut-off Date: December 1, 2005 after deducting payments due during the month of December 2005.

Settlement Date: On or about December 16, 2005.

Distribution Dates: 25th of each month (or the next business day if such day is not a business day) commencing on January 25, 2006.

Form of Certificates: Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations: For the Offered Certificates: $100,000 and integral multiples of $1 in excess thereof.

ERISA Considerations: The Offered Certificates may be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a plan's acquisition and ownership of such Offered Certificates.

Legal Investments: None of the Offered Certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Tax Status: One or more REMIC elections.

Mortgage Loans:

  The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations. The statistical pool of the Mortgage Loans described herein has an approximate aggregate principal balance of $411,572,366 as of the Cut-off Date. On the closing date, the Mortgage Loans will have an approximate aggregate principal balance of $400,000,000 as of the Cut-off Date.

  As of the Cut-off Date, approximately 29.13%of the statistical pool of Mortgage Loans provide for an initial interest only period of up to ten years.

Silent Seconds: The mortgaged properties relating to approximately 36.86% of the statistical pool of first-lien mortgage loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the information made available to the Depositor. The weighted average combined original loan-to-value ratio of the statistical pool of mortgage loans, including the Silent Seconds is 90.36%.

RASC Program Eligible:

RFC has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC on the basis of criteria set forth in RFC's Client Guide, referred to as the Guide. For those mortgage loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

The Originator and Servicer: Mortgage Lenders Network USA, Inc. originated all of the Mortgage Loans.  Mortgage Lenders Network USA, Inc. originates loans through a nationwide network of retail production branches, independent mortgage brokers approved by Mortgage Lenders Network USA, Inc. and also through its correspondent lending division. The executive offices of Mortgage Lenders Network USA, Inc. are located in Middletown, Connecticut.

Residential Funding acquired all of the mortgage loans from Emax Financial Group, LLC. Emax Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

Primary servicing will be provided by Mortgage Lenders Network USA, Inc.  Mortgage Lenders Network USA, Inc. is an approved Fannie Mae and Freddie Mac servicer.

Prepayment Assumptions:

  Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

  ARMs - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call: If the aggregate principal balance of the mortgage loans falls below 10% of the aggregate original principal balance of the mortgage loans (the "Optional Call Date"), Residential Funding or its designee may terminate the trust. However, no purchase of the mortgage loans or the certificates will be permitted if it would result in a draw on the certificate guaranty insurance policy, and no purchase of the mortgage loans or the certificates will be permitted if the certificate insurer can show a reasonable probability that it would result in a draw on the certificate guaranty insurance policy unless, in either case, the certificate insurer consents to the termination. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Basis Risk

Shortfall: With respect to any class of Offered Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall

Carry-Forward Amounts: With respect to each class of Offered Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls: With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service members Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

Credit Enhancement: A. The Certificate Guaranty Insurance Policy

In accordance with the terms of the certificate guaranty insurance policy, FGIC will unconditionally and irrevocably guarantee:

    Shortfalls in the amounts available to pay the interest distribution amount on any Distribution Date except as provided below;

    Any losses allocated to the Offered Certificates if not covered by Excess Cash Flow or overcollateralization;

    Certain overcollateralization deficiency amounts set forth in the prospectus supplement; and

    The outstanding certificate principal balance of the Offered Certificates on the Distribution Date in December 2035.

The policy will not guarantee the payment of Basis Risk Shortfalls, Relief Act Shortfalls or Prepayment Interest Shortfalls.

B. Overcollateralization ("OC")

Initial (% Orig.)	5.00%
OC Target (% Orig.)	5.00%
OC Floor (% Orig.)	0.50%
OC Stepdown Target (% Current)	10.00%
OC Holiday	None

    Excess Spread *

Initially equal to approximately 111 basis points per annum, for the 40 day initial accrual period. The second period, which consists of 31 days, is expected to have excess spread equal to approximately 238 basis points per annum.

* - Excess Spread is calculated on a 30/360 basis.

D. Yield Maintenance Agreement.

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

 Excess Cash Flow

Distributions: On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

  as part of the Principal Distribution Amount, to pay to the holders of the Offered Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Offered Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

  as part of the Principal Distribution Amount, to pay to the holders of the Offered Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the mortgage loans for the preceding calendar month;

  From Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, to the certificate insurer for prior draws made on the certificate guaranty insurance policy allocable to the Offered Certificates;

  to pay the holders of the Offered Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

  to pay the holders of Offered Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, that remain un-reimbursed, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

  to pay to the holders of the Offered Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

  to pay to the holders of the Offered Certificates, pro rata, the amount of any Basis Risk Shortfall Carry-Forward Amount, remaining unpaid as of that Distribution Date;

  to pay to the holders of the Offered Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

  to pay to the holders of the Offered Certificates, pro rata, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

  to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, and second from amounts received by the trust under the Yield Maintenance Agreement.

Interest Accrual Period: From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rate: On each Distribution Date, the Pass-Through Rate on each class of Offered Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, with respect to the Class A-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC Cap Rate: For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net Mortgage Rate: With respect to any mortgage loan, the mortgage rate thereon minus (a) the rates at which the master servicing and subservicing fees are paid and (b) the rate at which the premium for the certificate guaranty insurance policy is paid; provided, that for purposes of this calculation, the rate at which the premium for the certificate guaranty insurance policy is paid shall be multiplied by a fraction equal to (i) the aggregate certificate principal balance of the Class A Certificates over (ii) the aggregate stated principal balance of the mortgage loans.

Eligible Master

Servicing Compensation: For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the mortgage loans immediately preceding that Distribution Date, and (b) the sum of the Master Servicing Fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the mortgage loans. Excess Cash Flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for Excess Cash Flow.

Advances: The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the loan.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate stated principal balance of the mortgage loans before giving effect to distributions of principal to be made on that Distribution Date, over the aggregate certificate principal balance of the Offered Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

RequiredOvercollateralization Amount: With respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to 5.00% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 10.00% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor or (iii) on or after the related Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date.

Overcollateralization Floor: 0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

Stepdown Date: The Distribution Date which is the later to occur of (x) the Distribution Date in [July 2008] and (y) the first distribution date on which aggregate stated principal balance of the Mortgage Loans as of the end of the related due period is less than one-half of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

Overcollateralization

Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) available Excess Cash Flow available for payment of the Overcollateralization Increase Amount on that Distribution Date and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization

Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

Excess Cash Flow: For any Distribution Date, the sum of (a) the excess of the available distribution amount for that distribution date over the sum of (x) the premium due under the certificate guaranty insurance policy for that Distribution Date (y) the interest distribution amount for the Certificates for that Distribution Date and (z) the Principal Remittance Amount, (b) any Overcollateralization Reduction Amount and (c) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses.

 Principal

Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus with respect to clauses (v) and (vi) of clause (b) amounts received by the trustee under the Yield Maintenance Agreement, over (ii) the interest distribution amount including the premium payable under the certificate guaranty insurance policy and (b) the aggregate amount described below:

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

(ii) the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv) the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

(v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "-Excess Cash Flow Distributions" above; and

(vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clause (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

minus

(vii) the amount of any Overcollateralization Reduction Amount for that distribution date; and

(viii) any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate certificate principal balance of the Offered Certificates.

Principal Remittance

Amount: For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Interest Distribution

Priority: With respect to each class of Offered Certificates and any Distribution Date, the amount available for payment of accrued certificate interest thereon for that Distribution Date plus accrued certificate interest thereon remaining unpaid from any prior Distribution Date, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata,

Interest Distributions: Distributions to the holders of the Certificates will be made generally as follows:

From the available distribution amount remaining after payment of certain fees and expenses, distribution of accrued and unpaid interest (less any Prepayment Interest Shortfalls not covered by Eligible Master Servicer Compensation or any Relief Act Shortfalls) to the holders of Certificates, in the following order of priority:

    To the Certificate Insurer, the premium due under the certificate guaranty insurance policy; and
    To each class of the Offered Certificates, pursuant to the Interest Distribution Priority.

Principal Distributions: The Principal Distribution Amount will be distributed as follows:

Sequentially, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

Subsequent Recoveries: Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that have resulted in a realized loss.

Allocation of Losses: Any realized losses will be allocated in the following order of priority:

    To Excess Cash Flow for the related Distribution Date;

    To the overcollateralization, until reduced to zero (as further described in the prospectus supplement); and

    To the Offered Certificates, on a pro rata basis, until reduced to zero.

Prospectus: The Offered Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Prospectus.

Yield Maintenance Agreement

[Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with Deutsche Bank AG (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the related tables below and (b) the outstanding certificate principal of the Offered Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.25% beginning with the Distribution Date in January 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	380,000,000.00	31	106,936,118.90
2	379,356,750.93	32	101,685,662.19
3	374,997,479.19	33	96,664,760.68
4	369,519,029.17	34	91,863,107.16
5	362,926,874.66	35	87,270,877.65
6	355,235,508.49	36	82,881,611.02
7	346,468,744.43	37	78,683,177.45
8	336,661,614.91	38	78,683,177.45
9	325,858,442.98	39	78,683,177.45
10	314,270,330.91	40	77,193,754.53
11	302,001,478.99	41	73,983,152.07
12	290,188,693.40	42	70,911,253.79
13	278,816,750.63	43	67,971,892.65
14	267,869,073.62	44	65,159,181.33
15	257,329,712.43	45	62,467,499.36
16	247,183,320.41	46	59,891,480.90
17	237,415,131.28	47	57,426,003.02
18	228,001,747.30	48	55,066,174.55
19	218,936,464.21	49	52,807,325.48
20	210,209,712.81	50	50,644,996.79
21	201,808,711.22	51	48,574,930.77
22	186,768,091.18	52	46,593,061.82
23	172,842,132.43	53	44,695,507.65
24	159,978,650.70	54	42,878,560.88
25	148,067,313.96	55	41,138,681.02
26	137,034,872.72	56	39,472,486.88
27	130,456,988.51	57	37,876,749.25
28	124,175,212.21	58	36,345,627.25
29	118,169,321.11	59	34,875,491.47
30	112,426,904.47	60	33,467,475.40

Net WAC Schedule

[Subject to Change]

Period	Net WAC Rate % (1, 2)	Effective Rate % (1, 3)	Period	Net WAC Rate % (1, 2)	Effective Rate % (1, 3)
1	5.05	20.80	39	11.10	21.91
2	6.52	22.27	40	10.02	20.98
3	7.22	22.97	41	11.07	21.92
4	6.52	22.27	42	10.70	21.45
5	6.74	22.43	43	11.05	21.69
6	6.52	22.14	44	10.68	21.22
7	6.74	22.28	45	10.67	21.11
8	6.52	21.96	46	11.02	21.35
9	6.52	21.85	47	10.76	21.00
10	6.74	21.95	48	11.11	21.25
11	6.53	21.59	49	10.74	20.78
12	6.75	21.67	50	10.73	20.68
13	6.53	21.32	51	11.87	21.72
14	6.53	21.19	52	10.71	20.47
15	7.24	21.75	53	11.16	20.83
16	6.54	20.92	54	10.79	20.37
17	6.76	21.01	55	11.14	20.63
18	6.54	20.66	56	10.77	20.17
19	6.77	20.75	57	10.76	20.08
20	6.55	20.40	58	11.11	20.34
21	6.55	20.27	59	10.74	19.88
22	6.78	20.21	60	11.08	20.15
23	8.52	21.65	61	10.71	10.71
24	8.80	21.65	62	10.70	10.70
25	8.51	21.09	63	11.84	11.84
26	8.51	20.81	64	10.68	10.68
27	9.09	21.25	65	11.02	11.02
28	8.51	20.51	66	10.65	10.65
29	9.44	21.29	67	11.00	11.00
30	9.13	20.84	68	10.63	10.63
31	9.43	21.00	69	10.62	10.62
32	9.12	20.22	70	10.96	10.96
33	9.12	20.03	71	10.59	10.59
34	9.42	20.13	72	10.94	10.94
35	10.05	20.57	73	10.57	10.57
36	10.38	20.70	74	10.56	10.56
37	10.04	20.16	75	11.27 *	11.27
38	10.03	20.49

Notes:

(1) Assumes all index values remain constant at 20.00% and the optional termination is exercised. Assumes no losses are taken. Run at the Pricing Speed Assumption.

(2) The "Net WAC Rate" is a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period of the Certificates and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans.

(3) The effective available funds cap rate (the "Effective Rate") is the Net WAC Rate, plus any payments from the Yield Maintenance Agreement, divided by the aggregate certificate principal balance of the Offered Certificates multiplied by 360 divided by actual number of days.

* - Callable in this month.

Class A Sensitivity Analysis

To 10% Call

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-1
Avg. Life (yrs)	12.66	1.61	1.22	1.00	0.85	0.75
Principal Window	1 - 228	1 - 35	1 - 25	1 - 21	1 - 17	1 - 15
Principal Window Months	228	35	25	21	17	15
Class A-2
Avg. Life (yrs)	24.23	5.98	4.01	3.00	2.39	1.97
Principal Window	228 - 340	35 - 133	25 - 89	21 - 65	17 - 50	15 - 40
Principal Window Months	113	99	65	45	34	26
Class A-3
Avg. Life (yrs)	28.72	12.40	8.31	6.09	4.70	3.78
Principal Window	340 - 345	133 - 151	89 - 101	65 - 74	50 - 57	40 - 46
Principal Window Months	6	19	13	10	8	7

Class A Sensitivity Analysis

To Maturity

Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-1
Avg. Life (yrs)	12.66	1.61	1.22	1.00	0.85	0.75
Principal Window	1 - 228	1 - 35	1 - 25	1 - 21	1 - 17	1 - 15
Principal Window Months	228	35	25	21	17	15
Class A-2
Avg. Life (yrs)	24.23	5.98	4.01	3.00	2.39	1.97
Principal Window	228 - 340	35 - 133	25 - 89	21 - 65	17 - 50	15 - 40
Principal Window Months	113	99	65	45	34	26
Class A-3
Avg. Life (yrs)	29.14	15.08	10.56	7.85	6.08	4.84
Principal Window	340 - 358	133 - 294	89 - 214	65 - 173	50 - 136	40 - 109
Principal Window Months	19	162	126	109	87	70

Rating Agency Contacts
	name	Phone extension
Moody's:	Tim Gildner	(212) 553-2919
S&P:	Michael McCormick	(212) 438-1937

GMAC RFC (Graphic Omitted)

MLNUSA (Graphic Omitted)

New Issue Computational Materials

Part II of II

$380,000,000 (Approximate)

RASC Series 2005-EMX5 Trust

Issuer

Mortgage Lenders Network USA, Inc. Originator

Residential Asset Securities Corporation

Depositor (SEC File No. 333-122688)

Residential Funding Corporation

Master Servicer

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-EMX5

December 5, 2005

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

 Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting the Residential Funding Securities Corporation trading desk at (301) 664-6900.

NO CONTRACT OF SALE FOR THE CERTIFICATES, WRITTEN, ORAL OR OTHERWISE, WILL BE EFFECTIVE BETWEEN RFSC AND POTENTIAL PURCHASERS UNTIL A FREE WRITING PROSPECTUS OR PRELIMINARY PROSPECTUS SUPPLEMENT IS DELIVERED BY THE UNDERWRITER TO SUCH POTENTIAL PURCHASERS AND THE POTENTIAL PURCHASER AND THE UNDERWRITER ENTER INTO A CONTRACT AFTER THE DELIVER OF SUCH FREE WRITING PROSPECTUS OR PRELIMINARY PROSPECTUS SUPPLEMENT.

This communication does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this communication is preliminary and is subject to completion or change.

The information in this communication supersedes information contained in any prior similar communication relating to these securities.

This communication is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

Aggregate Collateral Summary

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$411,572,365.91	$13,200.00	$787,500.00
Number of Mortgage Loans	2,626

Average Current Principal Balance	$156,729.77
Weighted Average Original Loan-to-Value	83.82%	8.00%	100.00%
Weighted Average Mortgage Rate	7.48%	5.14%	13.10%
Weighted Average Net Mortgage Rate	6.93%	4.59%	12.55%
Weighted Average Note Margin	5.08%	2.65%	8.65%
Weighted Average Maximum Mortgage Rate	13.14%	11.14%	16.15%
Weighted Average Minimum Mortgage Rate	7.14%	5.14%	10.15%
Weighted Average Term to Next Rate Adjustment Date (months)	24	11	35
Weighted Average Remaining Term to Stated Maturity (months)	340	110	359
Weighted Average Credit Score	629	500	804

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	81.62%
	Fixed	18.38%

Lien	First	90.20%
	Second	9.80%

Property Type	Single-family detached	64.94%
	Townhouse	1.52%
	Condo-Low-Rise(Less than 5 stories)	6.64%
	Condo Mid-Rise (5 to 8 stories)	0.20%
	Condo High-Rise (9 stories or more)	0.06%
	Planned Unit Developments (detached)	16.68%
	Planned Unit Developments (attached)	3.80%
	Two-to-four family units	6.11%
	Leasehold	0.05%

Occupancy Status	Primary Residence	93.83%
	Second/Vacation	3.79%
	Non Owner Occupied	2.39%

Documentation Type	Full Documentation	67.22%
	Reduced Documentation	32.78%

Loans with Prepayment penalties		64.61%

Interest Only Percentage		29.13%

Loans serviced by Mortgage Lenders Network		100.00%

Lien Position of the Aggregate Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	1,867	$ 371,254,994	90.20%	$ 198,851	627	82.60%
Second Lien	759	40,317,372	9.80	53,119	646	95.02
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Aggregate Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
15 Year Balloon	647	$ 35,100,148	8.53%	$ 54,251	649	96.87%
2YR Hybrid	936	177,214,484	43.06	189,332	615	83.80
2YR Hybrid IO	432	107,285,859	26.07	248,347	655	81.33
3YR Hybrid	206	38,810,380	9.43	188,400	617	84.08
3YR Hybrid IO	48	12,605,922	3.06	262,623	650	82.91
FRM	335	36,958,633	8.98	110,324	602	79.02
FRM 40/30 Balloon	22	3,596,940	0.87	163,497	662	81.12
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
500 - 519	114	$ 19,029,184	4.62%	$ 166,923	82.01%
520 - 539	161	28,158,835	6.84	174,900	81.10
540 - 559	110	18,859,732	4.58	171,452	82.54
560 - 579	75	10,298,128	2.50	137,308	78.65
580 - 599	239	36,239,414	8.81	151,629	81.52
600 - 619	324	44,593,293	10.83	137,634	83.33
620 - 639	563	77,535,739	18.84	137,719	84.77
640 - 659	308	51,916,807	12.61	168,561	84.71
660 - 679	310	56,471,698	13.72	182,167	85.38
680 - 699	130	22,682,818	5.51	174,483	85.36
700 - 719	123	18,861,867	4.58	153,349	85.15
720 - 739	75	11,263,098	2.74	150,175	84.90
740 - 759	51	8,854,110	2.15	173,610	85.24
760 or Greater	43	6,807,642	1.65	158,317	83.87
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	83.82%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 629
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	1,027	$ 58,262,854	14.16%	$ 56,731	631	89.28%
100,001 to 200,000	853	127,624,959	31.01	149,619	621	82.26
200,001 to 300,000	456	110,088,788	26.75	241,423	628	82.81
300,001 to 400,000	187	64,560,285	15.69	345,242	639	82.95
400,001 to 500,000	66	29,245,711	7.11	443,117	635	86.39
500,001 to 600,000	23	12,550,493	3.05	545,674	635	81.52
600,001 to 700,000	11	6,947,247	1.69	631,568	628	83.50
700,001 to 800,000	3	2,292,029	0.56	764,010	632	85.13
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $156,730
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	3	$ 488,816	0.12%	$ 162,939	632	58.27%
5.000 - 5.499	82	21,473,285	5.22	261,869	667	80.11
5.500 - 5.999	230	54,520,919	13.25	237,047	661	80.25
6.000 - 6.499	485	103,834,915	25.23	214,093	644	81.26
6.500 - 6.999	361	73,727,550	17.91	204,231	624	82.46
7.000 - 7.499	377	62,735,559	15.24	166,407	599	83.64
7.500 - 7.999	194	28,962,775	7.04	149,293	587	87.27
8.000 - 8.499	151	21,209,128	5.15	140,458	594	88.60
8.500 - 8.999	128	11,178,492	2.72	87,332	614	89.25
9.000 - 9.499	188	10,584,996	2.57	56,303	643	95.49
9.500 - 9.999	195	11,110,460	2.70	56,977	639	96.83
10.000 - 10.499	128	6,390,543	1.55	49,926	627	97.20
10.500 - 10.999	70	3,499,879	0.85	49,998	614	93.20
11.000 - 11.499	25	1,413,145	0.34	56,526	597	93.04
11.500 - 11.999	7	307,415	0.07	43,916	587	91.54
12.000 - 12.499	1	81,000	0.02	81,000	602	100.00
12.500 - 12.999	1	53,488	0.01	53,488	568	53.00
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 6.9256% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	3	$ 488,816	0.12%	$ 162,939	632	58.27%
5.500 - 5.999	76	20,028,822	4.87	263,537	668	79.94
6.000 - 6.499	204	48,495,883	11.78	237,725	661	80.27
6.500 - 6.999	484	106,232,409	25.81	219,488	645	81.34
7.000 - 7.499	363	73,741,886	17.92	203,146	627	82.09
7.500 - 7.999	389	64,932,523	15.78	166,922	600	83.49
8.000 - 8.499	186	28,364,182	6.89	152,496	588	87.70
8.500 - 8.999	169	23,659,949	5.75	140,000	592	87.69
9.000 - 9.499	122	11,336,353	2.75	92,921	612	90.06
9.500 - 9.999	181	10,546,293	2.56	58,267	644	94.76
10.000 - 10.499	193	10,734,260	2.61	55,618	639	96.43
10.500 - 10.999	139	6,982,631	1.70	50,235	629	97.56
11.000 - 11.499	78	3,915,871	0.95	50,203	616	93.38
11.500 - 11.999	29	1,643,784	0.40	56,682	601	93.57
12.000 - 12.499	6	227,785	0.06	37,964	567	89.49
12.500 - 12.999	3	187,430	0.05	62,477	621	98.90
13.000 - 13.499	1	53,488	0.01	53,488	568	53.00
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.4756% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	65	$ 5,849,511	1.42%	$ 89,992	581
50.01 - 55.00	19	2,932,523	0.71	154,343	587
55.01 - 60.00	33	4,767,170	1.16	144,460	598
60.01 - 65.00	33	4,955,355	1.20	150,162	580
65.01 - 70.00	77	11,968,204	2.91	155,431	579
70.01 - 75.00	81	15,245,059	3.70	188,211	601
75.01 - 80.00	897	178,710,216	43.42	199,231	648
80.01 - 85.00	149	29,687,019	7.21	199,242	600
85.01 - 90.00	431	85,986,449	20.89	199,505	603
90.01 - 95.00	107	17,592,659	4.27	164,417	645
95.01 - 100.00	734	53,878,202	13.09	73,404	649
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.82%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
California	102	$ 25,907,108	6.29%	$ 253,991	638	82.66%
Florida	435	64,629,936	15.70	148,575	644	83.62
New York	103	17,895,217	4.35	173,740	622	81.34
Texas	18	2,334,664	0.57	129,704	626	87.44
New Jersey	141	28,341,629	6.89	201,004	641	82.75
Georgia	152	18,789,442	4.57	123,615	617	86.27
Virginia	137	25,082,744	6.09	183,086	624	84.74
Alabama	47	4,694,725	1.14	99,888	600	89.13
Arkansas	14	1,712,071	0.42	122,291	596	84.37
Arizona	140	21,979,099	5.34	156,994	632	83.83
Colorado	42	6,659,798	1.62	158,567	643	84.93
Connecticut	120	19,407,322	4.72	161,728	632	83.73
District of Columbia	1	80,883	0.02	80,883	675	100.00
Delaware	19	2,704,714	0.66	142,353	570	82.07
Idaho	1	85,938	0.02	85,938	677	80.00
Illinois	73	12,025,163	2.92	164,728	623	81.83
Indiana	17	1,641,362	0.40	96,551	626	85.29
Kentucky	31	3,186,539	0.77	102,792	602	83.51
Louisiana	31	2,975,042	0.72	95,969	633	88.77
Massachusetts	144	27,721,284	6.74	192,509	639	82.63
Maryland	156	30,055,822	7.30	192,666	622	82.48
Maine	16	2,024,051	0.49	126,503	640	86.32
Michigan	46	6,184,526	1.50	134,446	612	88.37
Minnesota	27	3,753,608	0.91	139,023	634	84.78
Missouri	21	2,669,558	0.65	127,122	618	86.23
Mississippi	12	976,465	0.24	81,372	580	83.14
Montana	2	209,727	0.05	104,864	640	89.51
North Carolina	77	10,627,414	2.58	138,018	619	85.36
North Dakota	4	487,745	0.12	121,936	594	90.42
New Hampshire	36	6,025,087	1.46	167,364	610	81.54
New Mexico	5	505,268	0.12	101,054	617	85.79
Nevada	29	4,725,306	1.15	162,942	649	84.12
Ohio	75	7,926,283	1.93	105,684	607	84.97
Oklahoma	28	2,463,158	0.60	87,970	620	85.80
Oregon	3	402,339	0.10	134,113	566	84.71
Pennsylvania	117	16,599,580	4.03	141,877	605	83.30
Rhode Island	43	7,787,581	1.89	181,107	639	82.96
South Carolina	31	4,615,413	1.12	148,884	618	87.80
Tennessee	55	6,382,700	1.55	116,049	639	84.60
Utah	6	476,037	0.12	79,340	632	84.00
Vermont	9	1,131,417	0.27	125,713	618	73.13
Washington	20	3,193,660	0.78	159,683	623	87.75
Wisconsin	23	2,614,795	0.64	113,687	586	86.02
Wyoming	1	102,600	0.02	102,600	679	95.00
Iowa	5	478,039	0.12	95,608	585	86.17
Kansas	2	396,349	0.10	198,174	586	91.88
South Dakota	2	162,000	0.04	81,000	525	90.00
West Virginia	7	741,156	0.18	105,879	610	91.01
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	897	$ 168,957,266	41.05%	$ 188,358	654	83.24%
Rate/Term Refinance	16	2,146,038	0.52	134,127	607	83.75
Equity Refinance	1,713	240,469,062	58.43	140,379	611	84.23
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	1,718	$ 276,668,210	67.22%	$ 161,041	612	83.58%
Reduced Documentation	908	134,904,156	32.78	148,573	663	84.30
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	2,450	$ 386,167,478	93.83%	$ 157,619	626	83.84%
Second/Vacation	103	15,582,568	3.79	151,287	678	83.76
Non-Owner Occupied	73	9,822,320	2.39	134,552	661	82.97
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	1,752	$ 267,287,463	64.94%	$ 152,561	622	83.45%
Townhouse	53	6,245,422	1.52	117,838	634	86.64
Condo-Low-Rise(Less than 5 stories)	193	27,346,790	6.64	141,693	649	84.76
Condo Mid-Rise (5 to 8 stories)	8	812,500	0.20	101,563	650	84.37
Condo High-Rise (9 stories or more)	1	237,750	0.06	237,750	598	75.00
Planned Unit Developments (detached)	393	68,643,765	16.68	174,666	636	85.01
Planned Unit Developments (attached)	102	15,635,167	3.80	153,286	647	83.84
Two-to-four family units	123	25,163,508	6.11	204,581	644	82.87
Leasehold	1	200,000	0.05	200,000	645	68.00
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	1,587	$ 253,086,783	61.49%	$ 159,475	666	84.99%
AX	723	109,342,065	26.57	151,234	567	82.72
AM	279	44,379,845	10.78	159,068	578	81.38
B	36	4,706,763	1.14	130,743	549	69.13
C	1	56,909	0.01	56,909	789	95.00
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	956	$ 145,651,438	35.39%	$ 152,355	632	84.07%
12 Month	229	42,963,807	10.44	187,615	641	83.39
24 Month	1,029	175,350,037	42.60	170,408	626	83.71
36 Month	412	47,607,084	11.57	115,551	617	83.84
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	2,146	$ 291,680,585	70.87%	$ 135,918	618	84.77%
24 Month	1	278,400	0.07	278,400	656	80.00
36 Month	1	152,000	0.04	152,000	632	80.00
60 Month	435	108,109,381	26.27	248,527	656	81.38
120 Month	9	2,201,243	0.53	244,583	634	84.18
Other	34	9,150,757	2.22	269,140	639	82.27
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	1,004	$ 75,655,721	18.38%	$ 75,354	627	87.40%
2.500 - 2.999	2	372,816	0.09	186,408	627	74.95
3.000 - 3.499	29	7,271,486	1.77	250,741	672	81.08
3.500 - 3.999	72	17,400,747	4.23	241,677	657	79.44
4.000 - 4.499	212	52,361,482	12.72	246,988	660	80.33
4.500 - 4.999	403	87,870,257	21.35	218,040	645	81.74
5.000 - 5.499	356	70,676,075	17.17	198,528	624	82.27
5.500 - 5.999	284	52,053,455	12.65	183,287	606	84.86
6.000 - 6.499	129	25,094,731	6.10	194,533	589	88.07
6.500 - 6.999	96	15,834,653	3.85	164,944	577	89.90
7.000 - 7.499	32	5,611,493	1.36	175,359	581	90.53
7.500 - 7.999	4	1,008,092	0.24	252,023	566	92.28
8.000 - 8.499	2	307,129	0.07	153,565	529	84.33
8.500 - 8.999	1	54,230	0.01	54,230	611	85.00
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.0794% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	1,004	$ 75,655,721	18.38%	$ 75,354	627	87.40%
11.000 - 11.999	79	20,517,638	4.99	259,717	667	79.43
12.000 - 12.999	646	146,482,898	35.59	226,754	651	81.07
13.000 - 13.999	620	119,674,341	29.08	193,023	615	83.41
14.000 - 14.999	236	41,937,281	10.19	177,700	585	89.28
15.000 - 15.999	38	6,750,467	1.64	177,644	565	89.49
16.000 - 16.999	3	554,021	0.13	184,674	581	89.08
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.1390% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	1,004	$ 75,655,721	18.38%	$ 75,354	627	87.40%
5.000 - 5.999	80	20,657,138	5.02	258,214	666	79.50
6.000 - 6.999	647	146,722,898	35.65	226,774	651	81.07
7.000 - 7.999	618	119,294,841	28.99	193,034	615	83.41
8.000 - 8.999	236	41,937,281	10.19	177,700	585	89.28
9.000 - 9.999	38	6,750,467	1.64	177,644	565	89.49
10.000 - 10.999	3	554,021	0.13	184,674	581	89.08
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.1375% per annum

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	1,004	$ 75,655,721	18.38%	$ 75,354	627	87.40%
November 2006	1	66,801	0.02	66,801	527	84.00
June 2007	3	616,572	0.15	205,524	612	87.96
July 2007	9	996,226	0.24	110,692	606	86.05
August 2007	31	7,459,098	1.81	240,616	622	85.32
September 2007	54	11,818,655	2.87	218,864	625	81.23
October 2007	650	132,847,391	32.28	204,381	633	82.53
November 2007	620	130,695,601	31.76	210,799	628	83.17
July 2008	1	152,000	0.04	152,000	632	80.00
August 2008	6	1,398,627	0.34	233,105	536	85.68
September 2008	2	368,667	0.09	184,333	620	84.51
October 2008	144	29,433,633	7.15	204,400	627	84.05
November 2008	101	20,063,375	4.87	198,647	627	83.30
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

Back-End Debt to Income Ratio of the Aggregate Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	146	$ 27,239,514	6.62%	$ 186,572	629	81.69%
20.01 - 25.00	104	17,528,296	4.26	168,541	633	82.18
25.01 - 30.00	163	21,702,089	5.27	133,142	620	83.07
30.01 - 35.00	255	38,004,835	9.23	149,039	624	83.68
35.01 - 40.00	378	54,594,207	13.26	144,429	631	84.76
40.01 - 45.00	557	89,893,042	21.84	161,388	631	83.73
45.01 - 50.00	728	109,753,847	26.67	150,761	632	83.52
50.01 - 55.00	295	52,856,537	12.84	179,175	622	85.66
Total:	2,626	$ 411,572,366	100.00%	$ 156,730	629	83.82%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately 40.55%

GMAC RFC (Graphic Omitted)

MLNUSA (Graphic Omitted)

Supplemental Computational Materials

$380,000,000 (Approximate)

RASC Series 2005-EMX5 Trust

Issuer

Mortgage Lenders Network USA, Inc.

Originator

Residential Asset Securities Corporation

Depositor (SEC File No. 333-122688)

Residential Funding Corporation

Master Servicer

Mortgage Asset-Backed Pass-Through Certificates,

Series 2005-EMX5

December 6, 2005

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting the Residential Funding Securities Corporation trading desk at (301) 664-6900.

NO CONTRACT OF SALE FOR THE CERTIFICATES, WRITTEN, ORAL OR OTHERWISE, WILL BE EFFECTIVE BETWEEN RFSC AND POTENTIAL PURCHASERS UNTIL A FREE WRITING PROSPECTUS OR PRELIMINARY PROSPECTUS SUPPLEMENT IS DELIVERED BY THE UNDERWRITER TO SUCH POTENTIAL PURCHASERS AND THE POTENTIAL PURCHASER AND THE UNDERWRITER ENTER INTO A CONTRACT AFTER THE DELIVER OF SUCH FREE WRITING PROSPECTUS OR PRELIMINARY PROSPECTUS SUPPLEMENT.

This communication does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this communication is preliminary and is subject to completion or change.

The information in this communication supersedes information contained in any prior similar communication relating to these securities.

This communication is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

GMAC-RFC Securities
2005 RASC-EMX5
Marketing Summary

Interest Only

Selection Criteria: Interest Only
Table of Contents

2. Lien Position
3. Mortgage Type
4. Aggregate Credit Scores
5. Aggregate Original Loan Balance
6. Aggregate Net Mortgage Rates
7. Aggregate Mortgage Rates
8. Original LTV Ratio (%)
9. CLTV Ratio (%)
10. Aggregate State Distributions of Mortgaged Properties
11. Aggregate Loan Purpose
12. Aggregate Documentation
13. Aggregate Occupancy
14. Aggregate Property Type
15. Aggregate Prepayment Penalty Term
16. Aggregate IO Term
17. Aggregate Note Margins
18. Aggregate Maximum Mortgage Rates
19. Aggregate Minimum Mortgage Rates
20. Next Interest Rate Change Date
21. Back End DTI

1

Aggregate Current Principal Balance: $119,891,780.85
Minimum Current Balance: $88,240.00
Maximum Current Balance: $787,500.00
Number of Mortgage Loans: 480
Average Current Principal Balance: $249,774.54
Weighted Average Original Loan-to-Value: 81.49
Minimum Original Loan-to-Value: 45.00
Maximum Original Loan-to-Value: 100.00
Weighted Average Mortgage Rate: 6.8264
Minimum Mortgage Rate: 5.49
Maximum Mortgage Rate: 9.35
WA Net Rate: 6.2764
Maximum Net Rate: 8.80
Minimum Net Rate: 4.94
Weighted Average Note Margin: 4.79
Minimum Note Margin: 2.65
Maximum Note Margin: 7.40
Weighed Average Maximum Rate: 12.83
Maximum Max Rate: 15.35
Minimum Max Rate: 11.49
Weighted Average Minimum Rate: 6.83
Minimum Min Rate: 5.49
Maximum Min Rate: 9.35
Weighted Average Term to Next Adjustment Date: 24
Minimum Average Term to Next Adjustment: 18
Maximum Average Term to Next Adjustment: 35
Weighted Average Remaining Term to Maturity: 358
Minimum Remaining Term: 354
Maximum Remaining Term: 359
NZWA Credit Score: 654
Minimum Non Zero Credit Score: 581
Maximum Credit Score: 804
Interest Only Percentage: 100.00
NZWA/Back-End-DTI: 40.24
2ND Behind First Percentage: 61.92
WA First rate Cap: 2.990
WA Periodic Rate Cap: 1.000
WA Maximum Rate: 12.826

Top

2. Lien Position

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Lien Position	Loans	Balance	Balance	Ratio	Balance	Score	LTV
First Lien	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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3. Mortgage Type

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Mortgage Type	Loans	Balance	Balance	Ratio	Balance	Score	LTV
2YR Hybrid IO	432	$107,285,859	89.49%	40.73%	$248,347	655	81.33%
3YR Hybrid IO	48	12,605,922	10.51	36.08	262,623	650	82.91
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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4. Aggregate Credit Scores

			%		Weighted
	Number		of	Average	Average
	Of	Principal	Principal	Principal	Orig
Aggregate Credit Scores	Loans	Balance	Balance	Balance	LTV
580 - 599	40	$10,274,165	8.57%	$256,854	79.98%
600 - 619	58	12,664,770	10.56	218,358	80.66
620 - 639	106	25,055,661	20.9	236,374	81.6
640 - 659	90	22,435,511	18.71	249,283	81.74
660 - 679	80	23,107,036	19.27	288,838	82.55
680 - 699	33	8,750,617	7.3	265,170	81.78
700 - 719	31	8,120,302	6.77	261,945	82.05
720 - 739	19	4,162,644	3.47	219,087	79.87
740 - 759	13	3,151,075	2.63	242,390	80.31
760 or Greater	10	2,170,000	1.81	217,000	80
Total:	480	$119,891,781	100.00%	$249,775	81.49%

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5. Aggregate Original Loan Balance

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Original Loan Balance	Loans	Balance	Balance	Ratio	Balance	Score	LTV
1 to 100,000	6	$584,633	0.49%	39.95%	$97,439	625	76.58%
100,001 to 200,000	193	30,574,047	25.5	39.63	158,415	652	79.86
200,001 to 300,000	144	34,703,784	28.95	40.8	240,998	658	80.58
300,001 to 400,000	88	30,153,828	25.15	42.51	342,657	653	82.5
400,001 to 500,000	33	14,433,669	12.04	37.51	437,384	652	85.7
500,001 to 600,000	12	6,608,520	5.51	33.16	550,710	666	81.24
600,001 to 700,000	2	1,325,800	1.11	48.21	662,900	660	82.63
700,001 to 800,000	2	1,507,500	1.26	44.87	753,750	627	77.39
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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6. Aggregate Net Mortgage Rates

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Net Mortgage Rates	Loans	Balance	Balance	Ratio	Balance	Score	LTV
4.500 - 4.999	1	$205,000	0.17%	34.00%	$205,000	632	51.00%
5.000 - 5.499	31	8,631,861	7.2	43.3	278,447	681	79.68
5.500 - 5.999	114	28,928,429	24.13	40.43	253,758	666	81.11
6.000 - 6.499	169	42,218,448	35.21	40.11	249,813	651	81.48
6.500 - 6.999	104	26,371,479	22	39.42	253,572	646	82.26
7.000 - 7.499	47	10,210,656	8.52	39.69	217,248	647	82.71
7.500 - 7.999	11	2,651,020	2.21	40.48	241,002	617	82.07
8.000 - 8.499	1	202,000	0.17	50	202,000	581	45
8.500 - 8.999	2	472,888	0.39	40.6	236,444	622	96.03
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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7. Aggregate Mortgage Rates

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Mortgage Rates	Loans	Balance	Balance	Ratio	Balance	Score	LTV
5.000 - 5.499	1	$205,000	0.17%	34.00%	$205,000	632	51.00%
5.500 - 5.999	29	8,108,341	6.76	43.83	279,598	684	79.4
6.000 - 6.499	101	25,593,575	21.35	40.38	253,402	666	81.13
6.500 - 6.999	173	44,136,322	36.81	40.09	255,123	652	81.5
7.000 - 7.499	110	27,371,959	22.83	39.39	248,836	647	82.15
7.500 - 7.999	51	11,017,076	9.19	39.95	216,021	648	82.69
8.000 - 8.499	9	2,037,890	1.7	39.83	226,432	621	81.12
8.500 - 8.999	4	948,730	0.79	43.55	237,183	605	75.91
9.000 - 9.499	2	472,888	0.39	40.6	236,444	622	96.03
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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8. Original LTV Ratio (%)

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Original LTV Ratio (%)	Loans	Balance	Balance	Ratio	Balance	Score	LTV
0.1 - 50.0	2	$302,000	0.25%	47.35%	$151,000	606	45.00%
50.1 - 55.0	2	371,999	0.31	35.8	186,000	622	51.9
55.1 - 60.0	4	1,181,500	0.99	42.74	295,375	613	57.69
60.1 - 65.0	2	330,000	0.28	35.18	165,000	663	62.7
65.1 - 70.0	7	1,415,000	1.18	35.87	202,143	616	69.72
70.1 - 75.0	10	2,591,493	2.16	44.07	259,149	643	74
75.1 - 80.0	359	84,589,842	70.56	40.84	235,626	658	79.95
80.1 - 85.0	24	7,547,677	6.3	41.91	314,487	647	84.67
85.1 - 90.0	63	19,113,060	15.94	37.06	303,382	650	89.97
90.1 - 95.0	5	1,759,210	1.47	44.12	351,842	649	95
95.1 - 100.0	2	690,000	0.58	19.28	345,000	627	100
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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9. CLTV Ratio (%)

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
CLTV Ratio (%)	Loans	Balance	Balance	Ratio	Balance	Score	LTV
0.1 - 50.0	2	$302,000	0.25%	47.35%	$151,000	606	45.00%
50.1 - 55.0	2	371,999	0.31	35.8	186,000	622	51.9
55.1 - 60.0	4	1,181,500	0.99	42.74	295,375	613	57.69
60.1 - 65.0	2	330,000	0.28	35.18	165,000	663	62.7
65.1 - 70.0	7	1,415,000	1.18	35.87	202,143	616	69.72
70.1 - 75.0	10	2,591,493	2.16	44.07	259,149	643	74
75.1 - 80.0	45	10,354,175	8.64	37.28	230,093	664	79.67
80.1 - 85.0	24	7,547,677	6.3	41.91	314,487	647	84.67
85.1 - 90.0	64	19,513,052	16.28	36.95	304,891	651	89.77
90.1 - 95.0	18	5,430,187	4.53	45.43	301,677	647	84.86
95.1 - 100.0	302	70,854,698	59.1	40.93	234,618	658	80.19
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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10. Aggregate State Distributions of Mortgaged Properties

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate State Distributions of Mortgaged Properties	Loans	Balance	Balance	Ratio	Balance	Score	LTV
Florida	107	$23,032,815	19.21%	39.26%	$215,260	666	81.65%
California	45	16,277,866	13.58	41.82	361,730	652	81.41
Virginia	40	10,679,973	8.91	42.29	266,999	645	81.95
New Jersey	34	10,321,478	8.61	42.36	303,573	666	82.48
Maryland	36	9,297,715	7.76	40.72	258,270	645	82.73
Arizona	36	7,851,092	6.55	39.81	218,086	653	81.39
Massachusetts	21	5,800,358	4.84	39.04	276,208	670	80.66
Georgia	26	4,703,232	3.92	33.91	180,894	634	81.67
New York	14	4,459,915	3.72	40	318,565	644	79.15
Connecticut	14	4,366,017	3.64	45.9	311,858	669	82.5
Other	107	23,101,321	19.27	38.75	215,900	647	80.73
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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11. Aggregate Loan Purpose

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Loan Purpose	Loans	Balance	Balance	Ratio	Balance	Score	LTV
Purchase	296	$70,811,716	59.06%	40.51%	$239,229	663	81.10%
Equity Refinance	184	49,080,065	40.94	39.86	266,739	642	82.07
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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12. Aggregate Documentation

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Documentation	Loans	Balance	Balance	Ratio	Balance	Score	LTV
Full Documentation	250	$62,366,180	52.02%	39.16%	$249,465	642	81.68%
Reduced Documentation	230	57,525,601	47.98	41.42	250,111	668	81.29
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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13. Aggregate Occupancy

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Occupancy	Loans	Balance	Balance	Ratio	Balance	Score	LTV
Primary Residence	477	$119,207,924	99.43%	40.26%	$249,912	654	81.50%
Second/Vacation	2	405,457	0.34	46.79	202,729	729	80
Non-Owner Occupied	1	278,400	0.23	23	278,400	656	80
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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14. Aggregate Property Type

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Property Type	Loans	Balance	Balance	Ratio	Balance	Score	LTV
Single-family detached	259	$66,566,285	55.52%	39.70%	$257,013	653	81.12%
Townhouse	9	1,646,680	1.37	41.86	182,964	650	82.24
Condo-Low-Rise(Less than 5 stories)	50	11,271,328	9.4	40.17	225,427	659	81.22
Condo Mid-Rise (5 to 8 stories)	1	248,000	0.21	41	248,000	666	80
Planned Unit Developments (detached)	104	25,170,725	20.99	40.71	242,026	653	82.24
Planned Unit Developments (attached)	37	9,085,383	7.58	41.96	245,551	656	82.25
Two-to-four family units	19	5,703,380	4.76	41.51	300,178	669	82.25
Leasehold	1	200,000	0.17	39	200,000	645	68
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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15. Aggregate Prepayment Penalty Term

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Prepayment Penalty Term	Loans	Balance	Balance	Ratio	Balance	Score	LTV
0	151	$38,487,559	32.10%	39.82%	$254,884	657	81.19%
12	44	12,109,250	10.1	41.05	275,210	658	81.39
24	268	64,643,052	53.92	40.86	241,205	653	81.59
36	17	4,651,920	3.88	33.12	273,642	646	83
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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16. Aggregate IO Term

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate IO Term	Loans	Balance	Balance	Ratio	Balance	Score	LTV
24	1	$278,400	0.23%	23.00%	$278,400	656	80.00%
36	1	152,000	0.13	47	152,000	632	80
60	435	108,109,381	90.17	40.29	248,527	656	81.38
61	34	9,150,757	7.63	40.68	269,140	639	82.27
120	9	2,201,243	1.84	38.01	244,583	634	84.18
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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17. Aggregate Note Margins

			%
			of	Weighted		Weighted	Weighted
	Number		Hybrid	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Note Margins	Loans	Balance	Balance	Ratio	Balance	Score	LTV
2.500 - 2.999	1	$216,000	0.18%	51.00%	$216,000	646	80.00%
3.000 - 3.499	12	3,547,061	2.96	43.4	295,588	686	81.55
3.500 - 3.999	26	6,983,014	5.82	43.33	268,577	668	78.38
4.000 - 4.499	98	25,019,082	20.87	40.36	255,297	668	81.2
4.500 - 4.999	157	39,142,828	32.65	39.52	249,317	654	81.43
5.000 - 5.499	111	27,722,972	23.12	39.86	249,757	641	81.97
5.500 - 5.999	58	13,041,631	10.88	40.16	224,856	647	82.25
6.000 - 6.499	13	3,251,576	2.71	40.85	250,121	643	81.17
6.500 - 6.999	2	494,730	0.41	40.18	247,365	582	86.45
7.000 - 7.499	2	472,888	0.39	40.6	236,444	622	96.03
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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18. Aggregate Maximum Mortgage Rates

			%
			of	Weighted		Weighted	Weighted
	Number		Hybrid	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Maximum Mortgage Rates	Loans	Balance	Balance	Ratio	Balance	Score	LTV
11.000 - 11.999	30	$8,313,341	6.93%	43.59%	$277,111	682	78.70%
12.000 - 12.999	274	69,729,897	58.16	40.19	254,489	657	81.37
13.000 - 13.999	161	38,389,035	32.02	39.55	238,441	647	82.31
14.000 - 14.999	13	2,986,620	2.49	41.01	229,740	616	79.47
15.000 - 15.999	2	472,888	0.39	40.6	236,444	622	96.03
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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19. Aggregate Minimum Mortgage Rates

			%
			of	Weighted		Weighted	Weighted
	Number		Hybrid	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Aggregate Minimum Mortgage Rates	Loans	Balance	Balance	Ratio	Balance	Score	LTV
5.000 - 5.999	30	$8,313,341	6.93%	43.59%	$277,111	682	78.70%
6.000 - 6.999	274	69,729,897	58.16	40.19	254,489	657	81.37
7.000 - 7.999	161	38,389,035	32.02	39.55	238,441	647	82.31
8.000 - 8.999	13	2,986,620	2.49	41.01	229,740	616	79.47
9.000 - 9.999	2	472,888	0.39	40.6	236,444	622	96.03
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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20. Next Interest Rate Change Date

			%
			of	Weighted		Weighted	Weighted
	Number		Hybrid	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Next Interest Rate Change Date	Loans	Balance	Balance	Ratio	Balance	Score	LTV
2007-06	1	$416,500	0.35%	50.00%	$416,500	626	85.00%
2007-08	7	1,800,400	1.5	41.22	257,200	673	84.4
2007-09	18	4,640,106	3.87	43.67	257,784	665	79.84
2007-10	224	54,193,195	45.2	39.16	241,934	653	81.02
2007-11	182	46,235,658	38.56	42.18	254,042	655	81.69
2008-07	1	152,000	0.13	47	152,000	632	80
2008-09	1	202,400	0.17	48	202,400	650	80
2008-10	29	7,962,067	6.64	35.59	274,554	654	82.84
2008-11	17	4,289,455	3.58	36.03	252,321	644	83.29
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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21. Back End DTI

			%	Weighted		Weighted	Weighted
	Number		of	Average	Average	Average	Average
	Of	Principal	Principal	DTI	Principal	Credit	Original
Back End DTI	Loans	Balance	Balance	Ratio	Balance	Score	LTV
1-5	2	$855,000	0.71%	3.47%	$427,500	650	94.74%
6-10	9	2,482,104	2.07	8.85	275,789	634	84.31
11-15	7	2,271,520	1.89	14.41	324,503	665	78.4
16 - 20	6	1,720,446	1.43	18.19	286,741	656	85.47
21 - 25	22	5,352,061	4.46	23.25	243,275	648	80.61
26 - 30	24	4,741,933	3.96	28.13	197,581	645	83.37
31 - 35	48	11,953,031	9.97	33.36	249,021	658	82.69
36 - 40	66	14,279,926	11.91	38.03	216,363	655	80.5
41 - 45	125	32,453,487	27.07	43.14	259,628	656	80.86
46 - 50	148	37,259,212	31.08	48.11	251,751	654	80.96
51 - 55	23	6,523,061	5.44	52.67	283,611	657	84.26
Total:	480	$119,891,781	100.00%	40.24%	$249,775	654	81.49%

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12/07/2005 17:57

Confidential GMAC-RFC Information

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter. This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.